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                                                              EXHIBIT 1.A.(3)(a)


                             DISTRIBUTION AGREEMENT


                 AGREEMENT dated as of February 1, 1993, by and between Merrill Lynch Life Insurance Company ("MLLIC"), an Arkansas corporation, on its own behalf and on behalf of the Merrill Lynch Variable Life Separate Account (the "Separate Account") and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), a Delaware corporation.

                                  WITNESSETH:

                 WHEREAS, the Separate Account is an account established and maintained by MLLIC pursuant to the laws of the State of Arkansas for certain variable life insurance contracts issued by MLLIC (the "Contracts"), under which income, gains and losses, whether or not realized, from assets allocated to such account, are, in accordance with the Contracts, credited to or charged against such account without regard to other income, gains, or losses of MLLIC;

                 WHEREAS, MLLIC has registered the Separate Account as a unit investment trust under the Investment Company Act of 1940 (the "Investment Company Act");
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                 WHEREAS, MLPF&S is registered as a broker-dealer under the
Securities Exchange Act of 1934 (the "Exchange Act") and is a member of the National Association of Securities Dealers, Inc. (the "NASD"); and

                 WHEREAS, MLLIC has registered the Contracts under the Securities Act of 1933 (the "1933 Act") and issues and sells the Contracts through the Separate Account to the public through MLPF&S acting as its general agent;

                 NOW, THEREFORE, MLLLIC and MLPF&S hereby agree as follows:

                 1. Principal Underwriter. MLLIC grants to MLPF&S the exclusive right, during the term of this Agreement, subject to the registration requirements of the 1933 Act and the Investment Company Act and the provisions of the Exchange Act, to be the distributor and principal underwriter of Contracts issued through the Separate Account. In that connection, MLPF&S shall arrange for the offer, sale and distribution of the Contracts by persons or entities acting as general agents ("GAs") of MLLIC at premium rates to be set by MLLIC.

                 2. Sales Agreements. MPF&S is hereby authorized to arrange for persons or entities qualified to act as GAs of MLLIC in various jurisdictions to enter into separate written





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agreements, on such terms and conditions as MLLIC may determine not inconsistent with this Agreement, with organizations (including Merrill Lynch Life Agencies pursuant to sales agreements) which agree to act as GAs of MLLIC and to participate in the distribution of the Contracts and to use their best efforts to solicit applications for the Contracts. Such organizations and their agents or representatives soliciting applications for Contracts shall be duly and appropriately licensed, registered or otherwise qualified for the sale of such Contracts (and the riders and other contracts offered in connection therewith) under the insurance laws and any applicable blue-sky laws of each state or other jurisdiction in which such Contracts may be lawfully sold and in which MLLIC is licensed to sell the Contracts. Each such organization shall be both registered as a broker/dealer under the Exchange Act and a member of the NASD, or if not so registered or not such a member, then the agents and representatives of such organization soliciting applications for Contract shall be agents and registered representative of a registered broker/dealer and NASD member which is an affiliate of such organization and which maintains full responsibility for the training, supervision, and control of the agents or representatives selling the Contracts.





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                 MLPF&S shall have the responsibility for supervision of all such organizations to the extent required by law and shall assume any legal responsibilities of MLLIC for the acts, commissions or defalcations of any such organizations.

                 3. Life Insurance Agents. MLPF&S is authorized to help arrange for the appointment of the organizations described in paragraph 2 above as independent general agents of MLLIC for the sale of the Contracts and any riders or contracts in connection therewith. MLLIC will undertake to apply for life insurance agent licenses in the appropriate states or jurisdictions for the designated agents or representatives of those GAs so appointed by MLPF&S; provided that MLLIC reserves the right to refuse to appoint any proposed agent, or once appointed to terminate the same.

                 4. Suitability. MLLIC wishes to ensure that Contracts distributed by MLPF&S will be issued to purchasers for whom the Contract will be suitable. MLPF&S shall take reasonable steps to ensure that the various agents which it arranges to be appointed do not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe that the purchase of the Contract is suitable for such applicant. While not limited to the following, a determination of suitability





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shall be based on information furnished to an agent after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and the likelihood of whether the applicant will persist with the Contract for such a period of time that MLLIC's acquisition costs are amortized over a reasonable period of time.

                 5. Promotion Materials. MLPF&S shall have the responsibility for consulting with respect to the design, drafting, legal review and filing of sales promotion materials, and for the preparation of individual sales proposals related to the sale of the Contracts.

                 6. Records. MLPF&S shall maintain and preserve for the periods prescribed such accounts, books, and other documents as are required of it by applicable laws and regulations.

                 7. Independent Contractor. MLPF&S shall act as an independent contractor and nothing herein contained shall constitute MLPF&S or its agents or employees as employees of MLLIC in connection with the sale of the Contracts.

                 8.  Investigation and Proceedings.

                 (a) MLPF&S and MLLIC agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts distributed





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under this Agreement.  MLPF&S and MLLIC further agree to cooperate fully in any securities regulatory investigation or proceeding or judicial proceeding with respect to MLLIC, MLPF&S, their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with Contracts distributed under this Agreement. Without limiting the foregoing:

                          (i) MLPF&S will be notified promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by MLLIC with respect to MLLIC and/or MLPF&S or any agent or representative or which may affect MLLIC's issuance of any Contract marketed under this Agreement.

                          (ii) MLPF&S will promptly notify MLLIC of any customer complaint or notice of any regulatory investigation or proceeding received by MLPF&S or its affiliates with respect to MLPF&S and/or MLLIC or any agent or representative in connection with any Contract distributed under this Agreement or any activity in connection with any such Contract





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                 (b)      In the case of a substantive customer complaint,
MLPF&S and MLLIC will cooperate in investigating such complaint and any response to such complaint will be sent to the other party to this Agreement for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or telegraph.

         9.  Indemnification.

                 (a) MLLIC agrees to indemnify and hold harmless MLPF&S and each officer and director thereof against any losses, claims, damages or liabilities, joint or several, to which MLPF&S or such officer or director may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, required to be stated therein or necessary to make the statements therein not misleading, contained (i) in any Registration Statement relating to the Contracts or any post-effective amendment thereof or in the Prospectuses or any amendment or supplement to the Prospectuses relating to the Contracts, or (ii) in any blue-sky application or other document





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executed by MLLIC specifically for the purpose of qualifying any or all of the
Contracts for sale under the securities laws of any jurisdiction, and MLLIC will reimburse MLPF&S and each such officer or director, for any legal or other expenses reasonably incurred by MLPF&S or such officer or director in connection with investigating or defending any such loss, claim, damage, liability or action; provided that MLLIC will not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information (including, without limitation, negative responses to inquiries) furnished to MLLIC by or on behalf of MLPF&S specifically for use in the preparation of any Registration Statement or any post-effective amendment thereof or any such blue-sky application or any amendment thereof or supplement thereto.

         (b) MLPF&S agrees to indemnify and hold harmless MLLIC and its directors (including any person named in the Registration Statement, with his or her consent, as about to become a director), each of its officers who has signed any of the Registration Statements and each person, if any, who controls MLLIC within the meaning of the 1933 Act or the Exchange Act,






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against any losses, claims, damages or liabilities to which MLLIC any such director or officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                                  (i)      Any untrue statement or alleged
                          untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, contained
                          (i) in any of the Registration Statements or any post-effective amendments thereof, or (ii) in any blue-sky application, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with information (including, without limitation, negative responses to inquiries) furnished to MLLIC by MLPF&S specifically for use in the preparation of any of the Registration Statements or any such post-effective





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                          amendments thereof or any such blue-sky application
                          or any such amendment thereof or supplement thereto;
                          or

                                  (ii) Any unauthorized use of sales materials
                          or any verbal or written misrepresentations or any unlawful sales practices concerning the Contracts by MLPF&S; or

                                  (iii) Claims by agents or representatives or
                          employees of MLPF&S for commissions, service fees, development allowances or other compensation or remuneration of any type;

and MLPF&S will reimburse MLLIC and any director or officer or controlling person for any legal or other expenses reasonably incurred by MLLIC, such director or officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which MLPF&S may otherwise have.

                 (c) Promptly after receipt by a party entitled to indemnification ("indemnified party") under this paragraph 9 of notice of the commencement of any action, if a claim in respect thereof is to be made against any person obligated to provide indemnification under this paragraph 9 ("indemnifying party"),





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such indemnified party will notify the indemnifying party in writing of the commencement thereof, and the omission so to notify the indemnifying party will not relieve it from any liability under this paragraph 9, except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give such notice. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses incurred by such indemnified party in defending himself or herself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.





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                 The indemnity agreements contained in this paragraph 9 shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of MLPF&S or any officer or director thereof or by or on behalf of MLLIC, (ii) delivery of any contracts and payments therefor, and (iii) any termination of this Agreement. A successor by law of MLPF&S or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this paragraph 9.

                 10. Guarantee. MLLIC undertakes to guarantee the performance of all of MLPF&S's obligations, imposed by Section 27(f) of the Investment Company Act, as amended, and paragraph (b) of Rule 27d-2 adopted by the Securities and Exchange Commission, to make refunds of charges required of the principal underwriter of Contracts issued in connection with the Separate Account.

                 11. Termination. This Agreement shall terminate automatically if it shall be assigned. This Agreement may be terminated at any time by either party hereto on 60 days' written notice to the other party hereto, without the payment of any penalty. Upon termination of this Agreement all authorizations, rights and obligations shall cease except (i) the obligation to





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settle accounts hereunder, including commissions on premiums subsequently received for Contracts in effect at the time of termination; (ii) the agreements contained in paragraph 8 hereof; and (iii) the indemnity set forth in paragraph 9 hereof.

                 12. Regulation. This Agreement shall be subject to the provisions of the Investment Company Act and the Exchange Act and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the Investment Company Act as the Securities and Exchange Commission may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transaction exempted from section 15(b)(2) of the Investment Company Act.

         MLPF&S shall submit to all regulatory and administrative bodies having jurisdiction over the operations of MLLIC or the Separate Account, present or future, any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations.

                 13. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule





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or otherwise, the remainder of this Agreement shall not be affected thereby.

                 14. Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



Attest:                           MERRILL LYNCH LIFE INSURANCE
                                  COMPANY



   /s/ GRETA L. ULMER             By /s/ JOHN C. CIRCINCION
---------------------------          -----------------------------
       Greta L. Ulmer                    John C. Circincion
                                  (Title) Vice President & Senior
                                          Counsel


Attest:                           MERRILL LYNCH, PIERCE, FENNER
                                  & SMITH INCORPORATED


 /s/ MICHAEL J. HENNEWINKEL       By /s/ CHARLES P. BORKOWSKI, JR.
---------------------------          -----------------------------
     Michael J. Hennewinkel              Charles P. Borkowski, Jr.
                                  (Title) First Vice President





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